FARMER MAC I
                            SELLER/SERVICER AGREEMENT

     This Seller/Servicer Agreement (the "Agreement") is dated as of , 19 , between the FEDERAL AGRICULTURAL MORTGAGE CORPORATION, a federal instrumentality of the United States ("Farmer Mac") and , a ________________ (the "Seller"). All capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth in the Selling and Servicing Guide (the "Guide").

     Farmer Mac operates a mortgage loan purchase program to provide agricultural mortgage lenders an agricultural secondary mortgage market. Farmer Mac is willing to purchase Qualified Loans from approved sellers pursuant to mortgage purchase programs announced by Farmer Mac from time to time. As such, Farmer Mac has developed the Guide which sets forth the requirements for, and conditions respecting, participation in any mortgage purchase program announced by Farmer Mac to purchase Qualified Loans.

     The Seller intends to originate or purchase Qualified Loans and sell such loans to Farmer Mac.

     Farmer Mac, either itself or through a Farmer Mac designated Loan Reviewer, will review loan files with respect to mortgage loans submitted by approved sellers for purchase and may approve such loans for sale to Farmer Mac if they meet the requirements set forth in the Guide. Farmer Mac, either itself or through a Farmer Mac designated Central Servicer, will also service Qualified Loans it purchases and will delegate certain servicing responsibilities with respect to such Qualified Loans to the approved sellers under the conditions and in accordance with the provisions of the Guide.

     The purpose of this Agreement is to establish the Seller as an approved seller of Qualified Loans to Farmer Mac; to provide the terms and conditions of sales; to specify the requirements with respect to loan file review; to establish the Seller as a Field Servicer of Qualified Loans on behalf of Farmer Mac and any Central Servicer; and to provide the terms and conditions of servicing.

     In consideration of the purpose of this Agreement and of all the provisions and mutual promises contained herein, the Seller and Farmer Mac agree as follows:

     Section 1. Seller/Servicer Guide. Farmer Mac has provided the Guide to the Seller and the Seller has received and reviewed the Guide which is incorporated herein by reference as though fully set forth in this Agreement. Farmer Mac and the Seller agree to comply with and be bound by all of the terms and provisions of the Guide which Farmer Mac may, in its discretion and without the consent of the Seller, amend or supplement at any time by written notice to the Seller. From and after the date of each amendment or supplement, the Guide, as so amended or supplemented, shall be a part of this Agreement; however, no such amendment or supplement will affect any Commitment to Purchase (rate lock) issued prior to the date of the amendment or supplement or any servicing obligations undertaken prior to such date.

     Section 2. Selling. Seller eligibility and sales of Qualified Loans to Farmer Mac hereunder shall be governed by Chapters 2 and 3 of the Guide.

          2.1 Individual Commitments, Separate Agreements. Each purchase by Farmer Mac hereunder will be made only pursuant to a written Commitment to Purchase (rate lock). Each Commitment to Purchase (rate lock) constitutes a separate agreement between the Seller and Farmer Mac with respect to each Qualified Loan required to be delivered or actually delivered thereunder, and each such separate agreement may be separately assigned, and separately enforced, by Farmer Mac or any assignee, without affecting the rights of any party to, or assignee under, such Commitment to Purchase (rate lock) with respect to any other mortgage loan.

          2.2 Basic Seller Obligations. There are certain basic obligations imposed upon the Seller under this Agreement, including but not limited to obligations to:

          o sell Qualified Loans to Farmer Mac once a Commitment to Purchase (rate lock) has been issued by Farmer Mac;

          o pay a Pairoff fee to Farmer Mac in the event a Qualified Loan or substitute is not delivered in accordance with the terms of such Commitment to Purchase (rate lock), as set forth in 303.5 of the Guide; and

          o make representations and warranties with respect to each Qualified Loan and incur certain consequences in connection with the breach of such representations and warranties, as set forth in 304 and 305 of the Guide.

          2.3 No  Purchase  Obligation.  The fact that  Farmer Mac  signed  this
Agreement does not mean that Farmer Mac must issue a Commitment to Purchase (rate lock) any mortgage loan submitted to Farmer Mac for review and approval. Any obligation to purchase will arise only after review and approval and the issuance by Farmer Mac of a Commitment to Purchase (rate lock).

     Section 3. Loan File Review. Submission of documents for review and approval by Farmer Mac shall be governed by Chapter 3 of the Guide.

     Section 4. Servicing. Servicing of Qualified Loans hereunder shall be governed by Chapter 4 of the Guide or by a field servicing contract between the Seller and a Central Servicer, if Farmer Mac assigns the central servicing of such Qualified Loans to a Central Servicer. The field servicing contract, the form of which will have been reviewed by Farmer Mac, will neither increase the duties of nor reduce the field servicing fee to be paid to the Seller.

     Section 5. Events of Default; Remedies; Indemnification. Seller will be in default under this Agreement upon the occurrence of any Event of Default under the Guide, and will be subject to any remedies available to Farmer Mac, including, but not limited to, indemnification of Farmer Mac and Seller's obligation to repurchase one or more of the Qualified Loans, as more fully set forth in the Guide.

     Section 6. Termination and Effect of Termination. This Agreement and the Guide may be terminated as set forth in the Guide. The Guide sets forth the effect of any such termination.

     Section 7. Miscellaneous.

          7.1 Notice. Any notice shall be given and shall be effective as specified in 101.1 of the Guide and shall be given to Farmer Mac at the address specified in 101.1 of the Guide, and to the Seller at the following address, or to such other address as may be given by one party to the other party in writing:

     Seller's Address:   _________________________________

                         _________________________________

                         _________________________________


          7.2 Severability and Enforcement. If any provision of this Agreement conflicts with applicable law, the other provisions of this Agreement that can be carried out without the conflicting provision will not be affected.


              All rights and remedies under this Agreement are distinct and cumulative not only as to each other but as to any rights or remedies afforded by law or equity. They may be exercised together, separately or successively. Any failure by Farmer Mac to exercise any of its remedies does not constitute a waiver of that remedy in the future as to the same or any other Event of Default. These rights and remedies are for the benefit of Farmer Mac and any of its respective successors and assigns.

          7.3 Governing Law. This Agreement will be governed by, and construed in accordance with, federal law; to the extent federal law incorporates state law, that state law shall be the laws of the District of Columbia.

          7.4 Assignability. As more fully set forth in the Guide, it is understood and agreed that: (i) Seller may not transfer or assign any of its rights or duties under this Agreement or the Guide without Farmer Mac's prior written consent; and (ii) Farmer Mac may assign its rights and duties under such documents without Seller's consent or approval.

          7.5 Entire Agreement. This Agreement and the Guide, including the exhibits attached to the Guide and all updates and other documents incorporated by reference in the Guide, constitute the entire understanding between Farmer Mac and the Seller and supersede all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether oral or written, with respect to the transactions contemplated by the Guide.


     This Agreement may be executed in two or more counterparts, which, when combined, will constitute one instrument.

     This Agreement has been executed as of the date first written by duly authorized representatives of Farmer Mac and the Seller.

                                   FARMER MAC


                                   By:
                                       ______________________________

                                   Title:
                                         ____________________________


                                   SELLER


                                   By:
                                       ______________________________

                                   Title:
                                         ____________________________

        Representations Incorporated by Reference in Loan Sale Agreement

304.3     Loan-Specific Representations and Warranties

          The Seller hereby represents and warrants the following with respect to each mortgage loan sold or transferred by the Seller to Farmer Mac:

          1. The loan information submitted to Farmer Mac by the Seller is true and correct.

          2. Each Final Loan File contains the documents specified in items 3 through 10 of the subsection "Final Loan File Contents" in
               Section 302.5 of the Guide.

          3. Each mortgage loan conforms in all material respects to the provisions of the Guide, including, but not by way of limitation, the following:

               a.   Each mortgage loan was originated by an Originator.

               b.   The  Borrowers   under  each  Qualified  Loan  are  Eligible
                    Borrowers.

               c. Except as otherwise identified in writing by the Seller, none of the Borrowers under any Qualified Loan are Related Borrowers with respect to any Borrowers under any other Qualified Loan sold by the Seller pursuant to its Seller/Servicer Agreement.

               d.   Each mortgage loan is a Qualified Loan.

          4.   The Qualified Loan is:

               a. Principally secured by real property (i.e., had a Loan-to-Value ratio at origination not in excess of 125% and, as of the Purchase Date, not in excess of 75%; 85% in the case of part-time farm loans); and

               b. Not secured by any collateral having material value other than the Mortgage and any additional security documents that evidence rights or interests in the Mortgaged Property, or rights and fixtures appurtenant thereto.

          5.   Encumbrances to the Qualified Loan are considered to be:

               a. Any security agreement, chattel mortgage or equivalent document that is related to the Mortgage which has been delivered to Farmer Mac or its designee is a valid and subsisting lien on the property described in such document.

               b. The related Mortgage is a valid first lien on the fee title to the related Mortgaged Property; except that, the lien created by the related Mortgage may be subordinate to another mortgage held by Farmer Mac or its designee. The Mortgaged Property is free and clear of all mechanics' liens, materialmen's liens or similar types of liens. There are no rights outstanding that could result in any of such liens being imposed on the Mortgaged Property.

               c. Appropriate UCC Financing Statements on fixtures and personal property have been filed and a UCC Search has been conducted indicating a security interest in such fixtures and personal property.

          6. In connection with the origination of the Qualified Loan, a lender's title insurance policy was issued by a title insurance company acceptable to Farmer Mac or, if title insurance is not available in the area where the Mortgaged Property is located, an opinion of counsel was delivered by an attorney or firm of attorneys rated at least "BV" by Martindale-Hubbell (or approved by Farmer Mac if no such rating is available). The title insurance insures (or the title opinion assures) that a lien of the priority described in clause (5)(B) of this subsection secures the Mortgage Note, and that the property is not subject to encumbrances except those taken into account in the appraisal which established the Appraised Value or which are customarily acceptable to lenders in the area and does not materially impair the value of the property.

          7. Each of the Mortgage Note and Mortgage (including any amendments or modifications to either such document) and each additional security document that evidences rights or interests in the Mortgaged Property has been properly signed and is the legal, valid and binding obligation of the Borrower, enforceable by Farmer Mac, and its successors and assigns in accordance with its terms.

          8. The Mortgage contains customary and enforceable provisions that permit the holder of the Mortgage to obtain marketable title to the Mortgaged Property upon the Borrower's default under the Qualified Loan. There is no exemption available to the Borrower that would interfere with the right to sell the Mortgaged Property or to foreclose the Mortgage, except for state statutes or regulations respecting rights of redemption or mediation or rights to cure defaults or require restructuring of loans, moratoria on foreclosures or payments, rights of first refusal or homestead rights; provided that no homestead rights exempt from foreclosure any portion of the Mortgaged Property if the value of the remainder of such property would result in a Loan-to-Value ratio of more than 75% at the Purchase Date.

          9. The Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Qualified Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

          10. The Mortgage Note is payable in monthly, quarterly, semi-annual or annual installments in compliance with the description of the applicable loan product as described in the Cash Window Rate Sheet, so as to result in complete amortization (after a final payment of principal that may be substantially disproportionate to the other scheduled payments of principal) of the Qualified Loan over the stated or calculated term. The Qualified Loan does not provide for negative amortization of interest.

          11. Neither the Mortgage nor the Mortgage Note is usurious and each meets or is exempt from any applicable usury laws or regulations.

          12.  All relevant  material  requirements of federal,  state and local laws, rules and regulations then applicable to the making, servicing and assigning of the Qualified Loan were complied with, including, without limitation, equal credit opportunity, disclosure and truth-in-lending laws.

          13. There are no tax or hazard insurance escrow deposits or payments relating to the Qualified Loan.

          14. The Mortgage provides that the holder may make advances under the Mortgage to protect the holder's interest in the Mortgaged
               Property and to protect the Mortgaged Property from loss. Repayment of such advances (including reasonable costs and attorney's fees) plus interest at a default rate of interest is an obligation of the Borrower, secured by the Mortgage.

          15. The Mortgage Note provides that any installment payment not received by the tenth day of the month in which it is due shall accrue interest at a default rate equal to 5% per annum greater than the note rate from the date such payment was due, with a minimum accrual equal to 5% of the delinquent installment payment.

          16. The Qualified Loan is not subject to any right of rescission, set-off, counterclaim or defense.

          17. The Mortgage has not been satisfied, canceled or subordinated. There have been no material modifications or amendments to the Mortgage or other principal mortgage documents except as contained in the Mortgage File delivered to Farmer Mac or its designee.

          18. There are no defaults under the Mortgage or Mortgage Note and all taxes, governmental assessments, insurance premiums, water, sewer, and municipal charges relating to the Mortgaged Property that previously became due and owing have been paid.

          19. The Qualified Loan has been not more than 30 days delinquent in payment of principal or interest during the three (3) years preceding the Purchase Date.

          20. The Seller has not advanced funds to, or induced, solicited or knowingly received any advance of funds (nor will the Seller advance funds, or induce, solicit or knowingly receive any advance of funds) from a party other than the Borrower, directly or indirectly, for the payment of any amount required under the Qualified Loan other than short-term loans made in the ordinary course of business.

          21. An appraisal to establish the Appraised Value of the related Mortgaged Property has been conducted in accordance with the Appraisal Standards set forth in Chapter 202.

          22. All of the improvements on the Mortgaged Property that were included for the purpose of determining the Appraised Value are within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

          23. The structures valued in the appraisal establishing the Appraised Value of the Mortgaged Property are free of material damage and are in good repair.

          24. All improvements on the Mortgaged Property that were assigned a value in the Appraised Value are insured against loss by a Standard Hazard Insurance Policy that conforms to the requirements of the Guide.

          25. Any applicable zoning laws or regulations or any inspections, licenses or certificates required with respect to the use and occupancy of the related Mortgaged Property were complied with, duly made or issued, as the case may be.

          26. The Seller or its agent has physically inspected the related Mortgaged Property and observed its main activities within 180 days prior to the Purchase Date and has observed that activities on such Mortgaged Property appeared to have been conducted in a manner conforming to sound environmental practices as currently understood and, to the best of the Seller's knowledge:

               a. The Borrower has handled on the property only Hazardous Materials customarily used in the operation of a farm or ranch, including ordinary cleaning fluids, fuel oil, fertilizers and pesticides, and only in accordance with any applicable Environmental Statute;

               b. The Borrower has not otherwise produced or disposed of Hazardous Materials on the Mortgaged Property;

               c. There has been no discharge of Hazardous Materials into waters on or adjacent to the Mortgaged Property, or onto lands from which such substances might seep, flow or drain into such waters in a manner which violates any Environmental Statute; and

               d. There has been no event that could give rise to a claim under any environmental statute or under common law, pertaining to hazardous materials on or originating from the Mortgaged Property or any other real property owned or occupied by the Borrower or arising out of the conduct of the Borrower, including pursuant to any Environmental Statute.

          27. There is no proceeding pending, currently occurring or, to the best of Seller's knowledge, threatened, for the total or partial condemnation of the Mortgaged Property.

          28. The Seller knows of nothing involving the Mortgage, the Mortgaged Property, the Borrower or the Borrower's credit standing that can reasonably be expected to: a) cause private institutional investors to regard the Mortgage as an unacceptable investment;
               b) cause the Mortgage to become delinquent or; c) adversely affect the Mortgage's value or marketability.

          29. The Qualified Loan is not cross-collateralized with any other mortgaged properties not subject to the Seller/Servicer Agreement and there are no lenders, other than any approved in writing by Farmer Mac, who own a participation interest in the Qualified Loan.

          30. To the extent necessary to preserve the value of the Mortgaged Property, a security interest has been properly perfected in any water rights and entitlements associated with the

               Mortgaged Property and such documentation has been obtained, as may be necessary, to insure the delivery of water to the Mortgaged Property.

          31. The Mortgaged Property is contiguous to a public thoroughfare, or includes such rights-of-way or easements, so that a public thoroughfare provides for reasonable ingress and egress to such property.

          32. The proceeds of the Qualified Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursement of any escrow funds therefor have been complied with. All costs, fees, transfer taxes, and expenses incurred in making, closing or recording the Qualified Loan have been paid.